Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Clayton Williams Energy, Inc. 401(k) Plan and Trust:

We consent to the incorporation by reference in the Registration Statement (No. 33-69688) on Form S-8 of Clayton Williams Energy, Inc. of our report dated June 13, 2012, relating to our audit of the financial statements and the financial statement schedule, which appear in this Annual Report on Form 11-K of Clayton Williams Energy, Inc. 401(k) Plan and Trust for the years ended December 31, 2011 and 2010.

/s/ Hein & Associates LLP

June 13, 2012
Dallas, Texas